SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K
CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report:  November 23, 1998


GS Mortgage Securities Corporation II
Sponsor)
  (Issuer in Respect of Commercial Mortgage
  Pass-Through Certificates Series 1997-GL 1)
(Exact name of registrant as specified in charter)


Delaware               33-99774-02  22-3442024
(State or other juris- (Commission (I.R.S. Employer diction of organization) File No.) Identification No.)



85 Broad Street, New York, New York     10004
(Address of principal executive offices) (Zip Code)


Registrant's Telephone Number, including area code
(212) 902-1000


(Former name or former address, if changed since last report.)










ITEM 5.	OTHER EVENTS

	This Current Report on Form 8-K relates to the Trust Fund formed, and the Commercial Mortgage Pass-Through Certificates Series 1997-GL 1 issued pursuant to, a Pooling and Servicing Agreement, dated as of August 11, 1997 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as sponsor, GMAC Commercial Mortgage Corporation, as master servicer and special servicer, LaSalle National Bank, as trustee and REMIC administrator, and ABN AMRO Bank, N.V., as fiscal agent. The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A and Class X-2 Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3
(File No.333-27083) (the "Registration Statement").

	Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

Pursuant to an EDGAR continuing hardship exemption granted by the Securities and Exchange Commission by letter dated November 5, 1997 as provided in Rule 202 of Regulation S-T, certain information received from the borrowers under the loan documents will be filed separately in paper format.

	This Current Report is being filed by the Trustee, in its capacity as such under the Pooling and Servicing Agreement, on behalf of the Registrant. The information reported and contained herein has been supplied to the Trustee by one or more of the Master Servicer, the Special Servicer or other third parties without independent review or investigation by the Trustee. Pursuant to the Pooling and Servicing Agreement, the Trustee is not responsible for the accuracy or completeness of such information.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS

Exhibits

Exhibit No.	Description

99.1*       Quarterly financial information for the Loans
for the quarter ended September 30, 1998.


*IN ACCORDANCE WITH RULE 202 OF REGULATION S-T,
THIS EXHIBIT IS BEING FILED IN PAPER PURSUANT TO A
CONTINUING HARDSHIP EXEMPTION.




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

LASALLE NATIONAL BANK, IN
ITS CAPACITY AS TRUSTEE UNDER
THE POOLING AND SERVICING AGREEMENT
ON BEHALF OF GS MORTGAGE SECURITIES
CORPORATION II, REGISTRANT


By: ____________________________
			Ryan Kutty
			Assistant Vice President
Date: November 23, 1998